                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12


                          VESTCOM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------

     (5) Total fee paid:

    -------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

    -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------

     (3) Filing Party:

      -------------------------------------------------------------------------

     (4) Date Filed:

      -------------------------------------------------------------------------

[Vestcom LOGO]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                          VESTCOM INTERNATIONAL, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vestcom International, Inc. (the "Company" or "Vestcom") will be held at the Radisson Suite Hotel, 350 Route 3 West, Mill Creek Drive, Secaucus, New Jersey 07094, on Wednesday, May 26, 1999 at 9:00 a.m., to consider and act upon the following:

   1. The election of seven directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

   2. A proposal to amend the Company's 1997 Equity Compensation Program to authorize the issuance of additional shares of common stock under the Program.

   3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 9, 1999 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.


                                           By Order of the Board of Directors


                                           /s/ Sheryl Bernstein Cilenti
                                           -----------------------------
                                           Sheryl Bernstein Cilenti
                                           Secretary

Lyndhurst, New Jersey
April 27, 1999


     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may revoke your proxy and vote in person.

                          VESTCOM INTERNATIONAL, INC.
                           1100 Valley Brook Avenue
                          Lyndhurst, New Jersey 07071

                             --------------------
                                PROXY STATEMENT
                             --------------------

     The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vestcom International, Inc. (the "Company" or "Vestcom"), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Radisson Suite Hotel, 350 Route 3 West, Mill Creek Drive, Secaucus, New Jersey 07094, on Wednesday, May 26, 1999 commencing at 9:00 a.m. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about April 27, 1999.

Stockholders Entitled to Vote

     Only holders of record of the Company's Common Stock, no par value (the "Common Stock"), at the close of business on April 9, 1999 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 9,056,806 shares of Common Stock outstanding and entitled to vote at the Annual Meeting (including voting rights attributable to the shares of a Vestcom subsidiary in Canada). Each such share is entitled to one vote.

Voting; Revocation of Proxy; Quorum and Vote Required

     A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors and FOR approval of the amendment to the Company's 1997 Equity Compensation Program. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote and the approval of the amendment to the Equity Compensation Program will require the affirmative vote of a majority of the votes cast with respect to such proposal. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

Costs of Solicitation

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the stockholders, either personally or by telephone or special letter.

Principal Stockholders

     Based upon information available to the Company, the only stockholders known by the Company to beneficially own more than 5% of the outstanding Common Stock as of April 9, 1999 are (i) Joel Cartun, (ii) Gary J. Marcello, (iii) Dresdner RCM Global Investors LLC, Dresdner RCM Global Investors US Holdings LLC, RCM Limited L.P. and RCM General Corporation (the "RCM Group"), (iv) Dresdner Bank AG ("Dresdner"), (v) Brookside Capital Partners Fund, L.P. ("Brookside") and (vi) AMVESCAP PLC and its subsidiaries ("AMVESCAP"). For information concerning the holdings of Mr. Cartun, see "Proposal One--Election of

Directors--Security Ownership of Management." Pursuant to filings made by the respective holders with the Securities and Exchange Commission (the "SEC"), Gary Marcello, the RCM Group, Dresdner, Brookside and Amvescap owned the following number of shares of the Company's Common Stock as of December 31, 1998:

                                                                                 Percent of
     Name and Address of Beneficial Owner         Shares Beneficially Owned        Class
----------------------------------------------   ---------------------------   -------------
Brookside Capital Partners Fund, L.P.                     1,150,700(A)           13.09%
Two Copley Place
Boston, MA 02116

Dresdner RCM Global Investors LLC                           867,200(B)            9.87%
Dresdner RCM Global Investors US Holdings LLC
RCM Limited L.P.
RCM General Corporation
Four Embarcadero Center
San Francisco, California 94111

Dresdner Bank AG                                                   (C)             (C)
Jurgen-Ponto-Platz 1
60301 Frankfurt, Germany

Gary J. Marcello                                            541,170(D)             6.2%
1 Penny Lane
Boonton, New Jersey 07005

AMVESCAP PLC                                                447,400(E)            5.09%
11 Devonshire Square
London EC2M 4YR
England and
1315 Peachtree Street, N.E.
Atlanta, Georgia 30309

------------
(A) Brookside has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares.

(B) Dresdner RCM Global Investors LLC and Dresdner RCM Global Investors US Holdings LLC have sole voting power with respect to 707,740 shares of Common Stock and sole dispositive power with respect to 867,200 shares of Common Stock. The RCM Group's filing with the SEC indicates that RCM Global Investors LLC ("Dresdner RCM") is an investment adviser and a wholly owned subsidiary of Dresdner RCM Global Investors US Holdings LLC, and that until July 8, 1998, RCM Limited L.P. served as managing agent of Dresdner RCM. The filing further indicates that RCM General Corporation is the general partner of RCM Limited L.P. According to the filing, RCM Limited L.P. and RCM General Corporation have beneficial ownership of the securities reported only to the extent they may be deemed to have beneficial ownership of the securities beneficially owned by Dresdner RCM.

(C) Dresdner, an international banking organization, is the parent of Dresdner RCM Holdings.

(D) Includes 445,323 shares with respect to which Mr. Marcello has sole voting and sole dispositive power and 95,847 shares (comprised of 1,184 shares held by a family trust, 27,436 shares held by a family partnership and 67,227 shares held by a foundation) with respect to which Mr. Marcello shares voting and dispositive power.

(E) AMVESCAP has shared voting and dispositive power with respect to these shares. AMVESCAP's filing with the SEC indicates that these securities were acquired by various subsidiaries of AMVESCAP PLC, and that the securities are held on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. There were no untimely filings for the year ended December 31, 1998.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The holders of the Common Stock will elect seven directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

     The Company's By-laws provide that the Board of Directors will consist of not less than one nor more than 21 members, the actual number to be determined by the Board from time to time. The Board currently consists of seven members.

     The table below sets forth the names and ages (as of April 1, 1999) of each of the nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms if elected and the principal occupations and employment of each such person during the past five years. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.

                                       Expiration
                           Director      of Term
      Name and Age           Since     if Elected                            Business Experience
------------------------  ----------  ------------  --------------------------------------------------------------------
Joel Cartun, 59           1996        2000          Chairman of the Board of Vestcom (August 1997 to present);
                                                    Chief Executive Officer of Vestcom (from Vestcom's incorporation in September 1996 to present); President of Vestcom (from
                                                    Vestcom's incorporation in 1996 to March 1999); Chief Executive
                                                    Officer of Comvestrix Corp. (now known as Vestcom Mid-Atlantic,
                                                    Inc. ("VMA")) (from its incorporation in 1969 to present);
                                                    President of VMA (1969 to October 1998).

Stephen R. Bova, 52       1997        2000          Managing Director, International Operations, Intelligroup, Inc. (a
                                                    computer services company) (January 1999 to present); President of the Global Banking Division of Electronic Data Systems
                                                    Corporation (a provider of technical and information services)
                                                    (November 1996 to December 1998); President of the Global
                                                    Financial Division of Alltel Information Services, Inc. (a provider of software and information services) (prior years to November
                                                    1996).

Leonard J. Fassler, 67    1997        2000          Co-Chairman of Interliant, Inc. (a web-hosting company)
                                                    (December 1997 to present); Consultant to GE Capital Information
                                                    Technology Systems, Inc. (an international computer reselling and integration company affiliated with General Electric)
                                                    (August 1996 to January 1999); Co-Chairman of AmeriData
                                                    Technologies, Inc. (an international computer integration and support company) (prior years to July 1996).

Brendan Keating, 44       1998        2000          President of Vestcom (March 1999 to present); Chief Operating
                                                    Officer of Vestcom (October 1997 to present); Executive Vice
                                                    President of Vestcom (October 1997 to March 1999); Vice President
                                                    of Bowne & Co., Inc. (a financial printing company) (1991
                                                    to October 1997); Vice President of Operations of Bowne of New
                                                    York City, Inc. (1985 to 1991); President of Bowne Business
                                                    Communications (1993 to 1995).

                                       Expiration
                           Director      of Term
      Name and Age           Since     if Elected                           Business Experience
------------------------  ----------  ------------  -------------------------------------------------------------------
Fred S. Lafer, 70         1997        2000          President of the Taub Foundation (a charitable foundation) (1994 to present); Senior Vice President and Secretary of Automatic
                                                    Data Processing, Inc. (a provider of employer, financial and data services) (prior years to 1996).

Robert J. Levenson, 57    1998        2000          Executive Vice President of First Data Corporation (a transaction and information processing company) (1993 to present). Mr. Levenson is also a director of First Data Corporation, Superior Telecom
                                                    Inc. and Emisphere Technologies, Inc.

Richard D. White, 45      1997        2000          Managing Director of CIBC Capital Partners (February 1998 to present);
                                                    Managing Director of CIBC Oppenheimer Corp. (successor to Oppenheimer
                                                    & Co., Inc. and referred to herein as "CIBC Oppenheimer") (prior years to February 1998). Mr. White is also a director of
                                                    Midway Games Inc.

Security Ownership of Management

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1999 by (i) each current director and each nominee for director of the Company; (ii) each Named Officer (as defined herein) of the Company; and (iii) all current executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below to the extent that they are exercisable by June 1, 1999.

                                                                                        Shares
                                                                                  Beneficially Owned
                                                                           ---------------------------------
                               Stockholder                                        Number            Percent
------------------------------------------------------------------------   --------------------   ----------
Joel Cartun ............................................................         1,474,198(1)     16.3%
Peter J. McLaughlin ....................................................           172,837         1.9
Harvey Goldman .........................................................            28,500(2)        *
Brendan Keating ........................................................            16,250(3)        *
Robert Rogus ...........................................................           117,938(4)      1.3
Stephen R. Bova ........................................................           148,000(5)      1.6
Leonard J. Fassler .....................................................            13,500(6)        *
Fred S. Lafer ..........................................................            12,100(7)        *
Robert J. Levenson .....................................................            10,100(8)        *
Richard D. White .......................................................           110,000(9)      1.2
All current executive officers, directors and nominees for director as a
 group (10 persons) ....................................................         1,991,235(10)    21.8

------------
*Less than one percent.

(1) Includes 200,000 shares held by trusts for the benefit of Mr. Cartun's children. As trustee of such trusts, Mr. Cartun's wife has the right to vote and dispose of such shares.

(2) Includes 12,500 shares issuable upon the exercise of stock options.

(3) Includes 8,750 shares issuable upon the exercise of stock options.

(4) Includes 1,000 shares issuable upon the exercise of stock options. Mr. Rogus is no longer considered an executive officer of the Company (effective January 1, 1999) and, accordingly, his holdings are not included in the total for all current executive officers, directors and nominees.

(5) Includes 10,000 shares issuable upon the exercise of stock options.

(6) Includes 1,000 shares held by Mr. Fassler's wife. Mr. Fassler disclaims beneficial ownership of such shares. Also includes 10,000 shares issuable upon the exercise of stock options.

(7) Includes 1,200 shares held by family trusts of which Mr. Lafer is trustee. Also includes 10,000 shares issuable upon the exercise of stock options.

(8) Includes 600 shares held by Mr. Levenson's wife as custodian for the benefit of her children.

(9) Includes 61,704 shares held in the aggregate by CIBC Oppenheimer and an affiliate of CIBC Oppenheimer. Mr. White is a Managing Director of CIBC Capital Partners, an affiliate of CIBC Oppenheimer. Mr. White disclaims beneficial ownership of these 61,704 shares. Also includes 10,000 shares issuable upon the exercise of stock options. Pursuant to Mr. White's employment arrangement with CIBC Oppenheimer, any economic benefit derived from these options must be contributed by him to CIBC Oppenheimer.

(10) Includes an aggregate of 66,000 shares issuable upon the exercise of stock options. Excludes shares owned by Robert Rogus, as he is no longer considered an executive officer of Vestcom.

     There were 9,056,806 shares of Common Stock outstanding on April 1, 1999.

Summary of Cash and Certain Other Compensation

     Vestcom was founded in September 1996. Concurrently with the consummation of Vestcom's initial public offering (the "IPO") on August 4, 1997, Vestcom acquired seven companies in the document services industry (the "Founding Companies"), each of which became a subsidiary of Vestcom. The Company did not commence operations until August 1997. The following table sets forth, for the fiscal years ended December 31, 1998 and 1997, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers during the year ended December 31, 1998 (the "Named Officers"). The amounts shown reflect compensation received from the Company and, with respect to Messrs. Cartun and Rogus for the year ended December 31, 1997, from VMA.

                          SUMMARY COMPENSATION TABLE

                                                          Annual                               Long-Term
                                                       Compensation                          Compensation
                                  -------------------------------------------------------  ----------------
                                                                                                Common
                                                                                                Shares
                                                                                              Subject to
            Name and                                                       Other Annual         Options          All Other
       Principal Position          Year      Salary         Bonus        Compensation(B)      Granted(#)      Compensation (C)
--------------------------------  ------  -----------  ---------------  -----------------  ----------------  -----------------
Joel Cartun ....................  1998     $196,728      $      --             --                    --           $11,481
 Chairman of the Board            1997      211,568         30,000(A)          --                    --             5,427
 and Chief Executive
 Officer
Brendan Keating(D) .............  1998      200,000         85,000             --                95,000             3,804
 President and Chief              1997       39,615             --             --               100,000(E)             --
 Operating Officer
Harvey Goldman(F) ..............  1998      185,769         25,000             --                25,000             3,871
 Executive Vice                   1997      105,231             --             --                50,000                --
 President, Chief
 Financial Officer
 and Treasurer
Peter J. McLaughlin(G) .........  1998      152,265         15,000             --                    --             3,780
 Executive Vice                   1997      119,077             --             --                    --                --
 President
Robert Rogus ...................  1998      147,508             --             --                    --             3,548
 Vice President-Sales             1997      149,411         81,816             --                 4,000             2,173

------------
(A) Represents bonuses paid during 1997 by VMA prior to Vestcom's IPO.
(B) No Named Officer received personal benefits from the Company in excess of 10% of such individual's reported salary and bonus. Amounts below the threshold are not included in the table.
(C) For 1998, includes contributions made by the Company of $3,751 for Mr. Cartun, $3,804 for Mr. Keating, $3,871 for Mr. Goldman, $3,780 for Mr. McLaughlin and $3,548 for Mr. Rogus to the Company's 401(k) plan to match 1998 pre-tax elective deferral contributions (included under "Salary") made by such persons to such plan. Also includes $7,730 paid by the Company as a premium for life insurance for Mr. Cartun.
(D) Mr. Keating joined the Company in October 1997.
(E) These options were canceled in August 1998.
(F) Mr. Goldman joined the Company in May 1997.
(G) Mr. McLaughlin became an employee of the Company in March 1997. In addition to the amounts included in the table, in 1997 Mr. McLaughlin received an aggregate of $99,200 for consulting services rendered to Vestcom during 1997 and 1996. Also in 1997, Vestcom paid a partnership in which Mr. McLaughlin held a 50% interest $75,000 for consulting services.

Employment Agreements

     Each of the Named Officers has entered into an employment agreement with the Company or one of its subsidiaries. Mr. Cartun, Mr. McLaughlin and Mr. Keating have each entered into an employment agreement with Vestcom, and Mr. Rogus has entered into an employment agreement with VMA. Mr. Cartun's and Mr. Rogus' employment agreements commenced on August 4, 1997 upon the consummation of the Company's IPO and the acquisitions of the Founding Companies. Mr. McLaughlin's agreement commenced on March 1, 1997 and Mr. Keating's agreement commenced on October 13, 1997. Mr. Keating's employment agreement is for a term of two years and each of the employment agreements with Messrs. Cartun, McLaughlin, and Rogus terminates in August 2000.

     Mr. Goldman has entered into an at-will employment agreement with Vestcom, dated May 21, 1997, pursuant to which he will serve as Executive Vice President and Chief Financial Officer of the Company at an annual base salary of $180,000. Effective June 1, 1998, Mr. Goldman's salary was increased to $190,000.

     Pursuant to their respective agreements, Mr. Cartun will serve as President (now Chairman) and Chief Executive Officer of the Company at an annual base salary of $200,000, Mr. McLaughlin will serve as an Executive Vice President of the Company at an annual base salary of $144,000 (which salary was increased to $150,000 effective March 1, 1998), Mr. Keating will serve as Executive Vice President (now President) and Chief Operating Officer of the Company at an annual base salary of $200,000 (plus a guaranteed annual bonus of 35-50% of his annual salary, based on performance) and Mr. Rogus will serve as an Executive Officer of VMA at an annual base salary of $150,000. Each of Messrs. Cartun, McLaughlin, Keating, Goldman and Rogus are entitled to participate in all compensation and employee benefit plans maintained by the Company and its subsidiaries, including such bonuses as may be authorized by the Board of Directors from time to time. Each executive is also entitled to a car allowance of $850 per month.

     Each of the term employment agreements provides that, in the event of a termination of employment by the Company without cause, such employee will be entitled to receive from the Company an amount in cash equal to the employee's then-current annual base salary for the remainder of the term.

     In the event of a Change in Control (as defined) of the Company, the employment agreements for Messrs. McLaughlin and Rogus provide that if the employee has not received sufficient prior notice (as described in the respective employment agreements) that such employee's employment will be continued following the Change in Control, such Change in Control will be deemed to be a termination without cause. Further, in the event of any Change in Control, the employee may also elect to treat the Change in Control as a termination without cause by giving appropriate notice to the Company.

     The employment agreements for Messrs. Cartun, McLaughlin and Rogus also provide that, in the event of a termination of employment as a result of death or disability, such employee (or his heirs or legal representatives, as the case may be) will be entitled to receive a lump-sum amount in cash equal to one times the employee's then-current base salary, offset by any payments made by the Company pursuant to any life insurance or disability policies. If employment terminates for cause or the employee terminates his employment for reasons other than death or permanent disability, the employee will only be entitled to receive earned but unpaid salary as of the date of termination.

     Each employment agreement described above also contains certain non-competition covenants which will continue for one year following termination of employment. Each employment agreement also contains certain anti-solicitation, anti-raiding and confidentiality provisions.

     In January 1999, each of Messrs. Cartun, Keating and Goldman entered into Change in Control Agreements with the Company, which superseded any change in control provisions contained in their respective employment agreements. Pursuant to the Change in Control Agreements, upon the occurrence of a "Trigger Event", each of Messrs. Cartun, Keating and Goldman would be entitled to receive a lump sum payment equal to two times the sum of his annualized base salary immediately prior to the "Change in Control" and the annual bonus the executive received during the full fiscal year immediately prior to the Change in Control. In addition, upon a Change in Control, all stock options would immediately become vested.

     Pursuant to the Change in Control Agreements, a "Change in Control" will be deemed to have occurred if (a) any person acquires 40% or more of the total voting power of the Company's then outstanding securities, (b) in general, over 50% of the composition of the Board of Directors changes without the approval of the existing directors, (c) there is a merger or reorganization of the Company after which less than 75% of the voting power of the surviving entity is owned by holders of the Company's securities prior to the transaction, or
(d) the stockholders of the Company approve a plan of complete liquidation.

     A "Trigger Event" means either (i) termination of the executive's employment at any time from the effective date of a Change in Control until 12 months after the Change in Control (other than for cause and other than a termination by the executive for Good Reason (as defined)), or (ii) a failure, upon a Change in Control, of the Company or a successor to continue the executive's employment for at least 12 months with a salary and bonus at least equal to what the executive received immediately prior to the Change in Control, or (iii) a failure, upon a Change in Control, for the executive's employer to be a public company, or (iv) the executive's termination of employment after failure of the Company or any successor to acknowledge upon request the obligations set forth in the executive's employment agreement and Change in Control Agreement.

Stock Options

     The following table contains information regarding the grant of stock options to the Named Officers during the year ended December 31, 1998. In addition, in accordance with rules adopted by the SEC, the following table sets forth the hypothetical gains or "option spreads" that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

                       OPTION GRANTS IN LAST FISCAL YEAR
                             Individual Grants (A)

                                                                                                          Potential Realizable
                                                         Percent of                                               Value
                                                       Total Options                                     at Assumed Annual Rates
                                  Number of Common       Granted to         Exercise                         of Stock Price
                                 Shares Underlying      Employees in       Price Per       Expiration       Appreciation for
             Name                 Options Granted       Fiscal 1998      Share ($/sh.)        Date             Option Term
-----------------------------   -------------------   ---------------   ---------------   ------------   -----------------------
                                                                                                             5%           10%
                                                                                                         ----------   ----------
Joel Cartun .................              --                 --           $     --               --      $     --          --
Brendan Keating .............          35,000                13.8             10.125         3/15/08       222,775     564,725
Brendan Keating .............          60,000                23.7              8.25          8/11/08       311,400     789,000
Harvey Goldman ..............          25,000                 9.9              9.375          6/3/08       147,375     373,625
Peter J. McLaughlin .........              --                 --                 --               --            --          --
Robert Rogus ................              --                 --                 --               --            --          --

------------
(A) The options granted to Messrs. Keating and Goldman were granted under the Company's 1997 Equity Compensation Program (the "Stock Option Plan"). Options generally are granted at exercise prices equal to the fair market value of the Common Stock on the grant date and typically vest in 25% increments commencing one year after the date of grant. The committee which administers the Stock Option Plan may accelerate the vesting of any option upon the occurrence of a change in control event (as defined in the Stock Option Plan). Options to purchase 100,000 shares of Common Stock granted to Mr. Keating in 1997 were canceled in 1998.

     During 1998, the Company canceled options previously granted to Mr. Keating and granted new options to him. The following table provides certain information with respect to these "repricings". No other repricings occurred since the IPO. See "Compensation Committee Report on Executive Compensation".

                      Ten Year Option/SAR Repricings (A)

                                                                                                          Length of
                                           Number of         Market                                        Original
                                           Securities       Price of         Exercise                    Option Term
                                           Underlying       Stock at         Price at                     Remaining
                                            Options          Time of          Time of          New        at Date of
                                          Repriced or     Repricing or     Repricing or     Exercise     Repricing or
           Name                Date        Amended(#)     Amendment($)     Amendment($)     Price($)      Amendment
-------------------------   ----------   -------------   --------------   --------------   ----------   -------------
Brendan Keating .........   08/12/98       100,000           $ 8.25          $ 21.625        $ 8.25        9 years
 President and Chief
 Operating Officer

------------
(A) On August 12, 1998, options covering 100,000 shares of Common Stock granted to Mr. Keating in 1997 at an exercise price of $21.625 were canceled. Also on August 12, 1998, Mr. Keating was granted options to purchase 60,000 shares at an exercise price of $8.25 per share, the then current market price. On March 16, 1998, Mr. Keating was granted options covering 35,000 shares at an exercise price of $10.125 per share.

     No stock options were exercised by the Named Officers during the year ended December 31, 1998. The following table provides information concerning the number of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 1998. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise prices of existing options and $9.00, the closing sale price of the Company's Common Stock on December 31, 1998. On April 20, 1999, the closing sale price of the Company's Common Stock on the Nasdaq National Market was $4.875.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END VALUES

                                                                         Number of Shares
                                   Number of                          Underlying Unexercised          Value of Unexercised
                                Shares Acquired        Value                Options at               In-the-Money Options at
                                 on Exercise(#)    Realized ($)            Year-End (#)                   Year-End ($)
                               -----------------  --------------  ------------------------------  -----------------------------
                                                                   Exercisable    Unexercisable    Exercisable    Unexercisable
                                                                  -------------  ---------------  -------------  --------------
Joel Cartun .................           --             $  --              --              --          $  --          $    --
Brendan Keating .............           --                --           8,750          86,250             --           45,000
Harvey Goldman ..............           --                --          12,500          62,500             --               --
Peter J. McLaughlin .........           --                --              --              --             --               --
Robert Rogus ................           --                --           1,000           3,000             --               --

Arrangements with Directors

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual retainer of $6,000 and an additional fee of $1,000 for each day's attendance at a Board of Directors meeting and/or committee meeting. Under the Company's Stock Option Plan, each non-employee director also receives options to acquire 10,000 shares of Common Stock at the beginning of his or her first year of service as a director, and options covering 5,000 shares of Common Stock for each year of service thereafter. The options become fully exercisable one year after the date of grant. Directors of the Company are entitled to reimbursement for out-of-pocket expenses incurred in their capacity as directors of the Company.

The Board of Directors; Committees of the Board

     The Board of Directors of the Company held 11 meetings during 1998. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met four times during 1998. The Audit Committee presently consists of Leonard J. Fassler and Richard D. White.

     In February 1998, the Board established a Nominating Committee, composed of Joel Cartun and Fred S. Lafer, which met once during 1998. The Committee has not established any formal procedures for considering nominees recommended by stockholders.

     The Board has established a general Compensation Committee to, among other things, administer the Company's Stock Option Plan. The Compensation Committee presently consists of Stephen R. Bova and Fred S. Lafer and held nine meetings during 1998.

     During the year ended December 31, 1998, each member of the Company's Board of Directors was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

Compensation Committee Interlocks and Insider Participation

     Compensation decisions are made by the members of the Compensation Committee. During the fiscal year ended December 31, 1998, Stephen R. Bova and Fred S. Lafer served as members of the Compensation Committee. Neither Mr. Lafer nor Mr. Bova has ever served as an employee or officer of Vestcom or any of its subsidiaries.

Certain Transactions

     Joel Cartun, Vestcom's Chairman of the Board, has a 50% interest in the partnership which owns the property used by Vestcom and VMA in Lyndhurst, New Jersey. The partnership leases the property to VMA, pursuant to a lease which expires in 2001. VMA's related party rent expense for this property for 1998 was $397,000.

     Gary Marcello, a greater than 5% shareholder of Vestcom, owns interests ranging from 75% to 100% in the partnerships which own the properties leased by VMA in Dover, New Jersey and previously leased in Scranton, Pennsylvania. The current leases expire at various times through 2004. VMA's related party rent expenses for these properties for 1998 was $605,000. Pursuant to a written agreement with the owners, the lease obligations will cease in August 1999 if certain conditions are met.

     During 1998, pursuant to an agreement entered into in May 1997, Vestcom paid CIBC Oppenheimer an aggregate of $1.8 million for advisory services. Richard D. White, a director of Vestcom, is Managing Director of CIBC Capital Partners, an affiliate of CIBC Oppenheimer. In addition, during 1998, Vestcom paid CIBC Oppenheimer an advisory fee of $300,000 in connection with certain acquisitions.

     Company Policy

     Future transactions with affiliates of the Company are anticipated to be minimal, are generally required to be approved by the Fairness Committee of the Board of Directors and by a majority of the full Board of Directors, and will be made on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.

Board Report on Executive Compensation

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the following is a report of the Compensation Committee of the Board of Directors regarding compensation policies as they affect Mr. Cartun and the other Named Officers.

     The Compensation Committee views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit program. The current compensation element focuses upon the executive officer's salary and is designed to provide competitive reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) plan, health insurance benefits and eligibility for annual bonuses based upon performance of the specific individual and the Company. The long-term benefit element is reflected in the grants of stock options.

     All of the Named Officers are subject to employment agreements which fix the salaries and benefits to be granted to them. In addition, Joel Cartun, Harvey Goldman and Brendan Keating entered into change in control agreements in early 1999. The Compensation Committee thought it was important for the Company to enter into these agreements in order to provide security to these officers in the event of a change in control (as defined in the agreements), to promote their continued affiliation with the Company and to protect both the Company and the shareholders by assuring continuity during a transition period related to any change in control. The 1999 change in control agreements also reflect a uniform approach in how the Company deals with change in control compensation, replacing the disparate measures of benefits that these executives previously would have been entitled to receive.

     Stock options granted to executive officers of the Company have been granted at a price equal to fair market value on the date of grant. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases. The Compensation Committee believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company. In recognition of the extraordinary efforts of Brendan Keating in his position as Chief Operating Officer of the Company, in 1998 the Compensation Committee replaced stock options which were previously granted to him, but which were no longer "in the money," and also granted additional stock options to him. The Compensation Committee acknowledged that the options previously granted to Mr. Keating at an exercise price which was significantly "out of the money" did not provide an adequate incentive or reward for Mr. Keating. Stock option grants were also made to Harvey Goldman in 1998 to reward his individual performance and contributions to the Company.

     Mr. Cartun has not received stock option grants to date and his salary was not increased during 1998 in recognition of the cash and Common Stock he received upon Vestcom's acquisition of VMA in August 1997.

     The Compensation Committee believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing current rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Committee's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

                                          By: Stephen R. Bova
                                             Fred S. Lafer

Stockholder Return Comparison

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and a Peer Group consisting of FYI Incorporated, Lason Inc. and Ikon Office Solutions, Inc. for the period from July 30, 1997 (the date the Company's Common Stock first began trading on the Nasdaq National Market) (July 30, 1997 = 100) through December 31, 1998. The Company's management considers the companies included in the Peer Group to be those companies whose primary businesses are most similar to the business of the Company. The performance of the Company's Common Stock reflected below is not necessarily indicative of future performance.

                COMPARISON OF TOTAL RETURN SINCE JULY 30, 1997
                AMONG VESTCOM INTERNATIONAL, INC. COMMON STOCK,
                       NASDAQ MARKET INDEX AND PEER GROUP

                                7/30/97     9/30/97     12/31/97     3/31/98     6/30/98     9/30/98     12/31/98
                                -------     -------     --------     -------     -------     -------     --------
Vestcom International, Inc.      100.00      117.69      137.69       64.23       56.92       56.92        55.38

Peer Group                       100.00       89.93       96.98      120.13       62.55       38.40        45.91

Nasdaq Market Index              100.00      105.60       98.95      115.97      118.96      107.22       139.38

                     Assumes $100 invested in July 30, 1997
                          Assumes dividend reinvested
                        Fiscal Year Ending Dec. 31, 1998



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE.

                                 PROPOSAL TWO

                     AMENDMENT TO 1997 EQUITY COMPENSATION
                              PROGRAM TO INCREASE
                               AUTHORIZED SHARES

     In March 1997, the Board of Directors and stockholders of the Company approved the Company's 1997 Equity Compensation Program (the "Plan"). The purpose of the Plan is to attract and retain qualified directors, officers, employees and consultants of the Company, to facilitate performance-based compensation for key employees and to provide incentives for the participants in the Plan to enhance the value of the Common Stock. Directors, officers and other key employees of the Company and its subsidiaries are eligible to participate in the Plan. Awards may also be granted to consultants providing valuable services to the Company. The Plan authorizes the granting of incentive stock options, supplemental stock options, stock appreciation rights, performance shares and stock bonus awards.

     Under the current terms of the Plan, the maximum number of shares of Common Stock that may be subject to outstanding options and awards under the Plan, determined immediately after the grant of any option or award, is the greater of 700,000 shares or 10% of the aggregate number of shares of the Company's Common Stock then outstanding, provided, however, that options to purchase no more than 700,000 shares of Common Stock may be granted as incentive stock options.

     On February 24, 1999, the Company's Board of Directors approved an increase in the number of shares of Common Stock that may be subject to outstanding options and awards under the Plan to the greater of 1,318,000 or 15% of the aggregate number of shares of the Company's Common Stock then outstanding. In addition, the Board increased the maximum number of shares of Common Stock that may be granted as incentive stock options under the Plan to 1,318,000.

     At December 31, 1998, absent such amendment to the Plan, there were 367,409 shares available for the grant of new options under the Plan. The Board approved the increase in the number of shares covered by the Plan because the Board believes that a stock option program is an important factor in attracting, retaining and motivating key employees and others who will dedicate their maximum productive efforts toward the advancement of the Company. The Board believes that the amendment increasing the number of authorized shares under the Plan furthers these objectives by assuring continuing availability of stock options and awards in appropriate circumstances.

     The principal aspects of the Plan are summarized below:

Administration

     The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The current members of the Committee are Stephen R. Bova and Fred S. Lafer. The Committee has the power to grant stock options and awards under the Plan and is charged with general supervision of the Plan.

Eligibility

     All employees, consultants and non-employee directors of the Company or its subsidiaries (approximately 1,000 persons as of December 31, 1998) are eligible to receive options and awards under the Plan. As discretion for the grant of options and awards is vested in the Committee, the Company is unable, at the present time, to determine the identity or number of officers, directors, consultants and other employees who may be granted options or awards under the Plan in the future.

Types of Options


     The Committee may designate any option granted as either an incentive stock option or a supplemental stock option, or the Committee may designate a portion of the option as an incentive stock option and the remaining portion as a supplemental stock option. Any portion of an option that is not designated as an incentive stock option will be a supplemental stock option.

     The Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 10,000 shares of Common Stock, and continuing non-employee directors will receive annual options to purchase 5,000 shares of Common Stock.

Types of Awards

     Under the Plan, the Committee may grant stock appreciation rights and/or performance shares and bonus shares of Common Stock. As of April 1, 1999, the Company has not made any such grants.

Exercise Period

     Subject to modification by the Committee, options granted to employees are generally exercisable in 25% installments beginning one year after the date of grant and continuing for each of the four years thereafter. Options granted after October 1998 generally will be exercisable in 20% installments beginning one year after the date of grant and continuing for each of the five years thereafter. Options granted to non-employee directors become fully exercisable one year after the date of grant.

     Unless previously terminated by the Board of Directors, the Plan will terminate on March 1, 2007. Such termination will have no impact upon options granted prior to the termination date. The maximum term of all options granted under the Plan is 10 years, provided, however, that any incentive stock option granted to a person who is the beneficial owner of more than 10% of the Company's capital stock shall cease to be exercisable five years after the date such option is granted.

Exercise Price

     Options and awards granted under the Plan will have an exercise or payment price as established by the Committee, provided that the exercise price of incentive stock options may not be less than the fair market value of the underlying shares on the date of grant and the exercise price of stock options granted to non-employee directors will be equal to the fair market value of the underlying shares on the date of grant. If incentive stock options are granted to a person who is the beneficial owner of more than 10% of the Company's capital stock, such options may be granted only at a price of not less than 110% of the fair market value of shares covered by the option. If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such prices are available, the fair market value shall be determined in good faith by the Board of Directors in accordance with generally accepted valuation principles and such other factors as the Board of Directors deems relevant. On April 20, 1999, the closing sale price of a share of the Company's Common Stock on the Nasdaq National Market System was $4.875.

Payment

     Upon exercise or payment of an option or award, the participant will be required to provide the payment price in full by certified or bank cashier's check or in shares of Common Stock valued at fair market value on the date of exercise. The Committee may, in its sole discretion, permit an optionee to make "cashless exercise" arrangements. In connection with any exercise of options or awards, the Company will have the right to collect or withhold from any payments under the Plan all taxes required to be withheld under applicable law.

Transferability

     Options and awards granted under the Plan generally will be nontransferable, except by will or by the laws of descent and distribution. During the lifetime of a participant, an option generally may be exercised only by the participant and after the participant's death only by the participant's executor, administrator or personal representative.

Termination of Employment

     If a participant ceases to be employed by or provide consulting services to the Company or any subsidiary for cause, then all options shall terminate immediately. In all other termination circumstances (except death or disability), options may be exercised, to the extent exercisable on the date of termination, until 30 days after the date of termination. If a participant dies or becomes disabled while employed by or while rendering consulting services to the Company or any subsidiary, then all options may be exercised, to the extent exercisable on the date of death or termination, at any time within 1 year after the date of death or termination.

Amendment and Termination

     The Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such approval is required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or other applicable law and no amendment or revision may alter or impair an option or award without the consent of the holder thereof. The Plan will terminate on March 1, 2007, unless earlier terminated by the Board of Directors. No options or awards may be granted after termination, although such termination will not affect the status of any option or award outstanding on the date of termination.

Shares Subject to the Plan

     Excluding the impact of the proposed amendment to the Plan, a total of 700,000 or 10% of the then outstanding shares (which ever is greater) of Common Stock (subject to adjustment as described below) may be issued under the Plan. As of December 31, 1998, no shares of Common Stock had been issued upon the exercise of stock options under the Plan, options covering 511,450 shares (net of lapsed and canceled shares) of Common Stock had been granted and were outstanding, leaving 367,409 shares of Common Stock available (excluding the effect of the amendment described herein) for future grants under the Plan.

Adjustments

     The number of shares available for option grants and the shares covered by options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Company's capital stock. Comparable changes shall be made to the exercise price of outstanding options. If any option should terminate for any reason without having been exercised in full, the unpurchased shares will again become available for option grants.

Change In Control

     The Plan provides that all stock options granted to non-employee directors will become immediately exercisable upon the occurrence of a "change in control event" (as defined in the Plan). In addition, the Committee may accelerate the vesting of any other option or award upon the occurrence of a change in control event.

Additional Limitation

     No participant may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Federal Income Tax Consequences

     BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. PARTICIPANTS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS BEFORE EXERCISING AN OPTION OR DISPOSING OF ANY STOCK RECEIVED PURSUANT TO THE EXERCISE OF ANY SUCH OPTION. IN ADDITION, THE FOLLOWING SUMMARY IS BASED

UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

     The Internal Revenue Code of 1986, as amended (the "Code"), treats incentive stock options and supplemental stock options differently. However, as to both, no income will be recognized to the optionee at the time of the grant of an option, nor will the Company be entitled to a tax deduction at that time.

     Upon the exercise of a supplemental stock option, the optionee will be subject to ordinary income tax on the excess of the fair market value of the stock on the exercise date over the exercise price. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. If shares acquired upon such exercise are held for more than one year before disposition, any gain on disposition of such shares will be treated as long-term capital gain.

     For incentive stock options, there is no tax to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon the exercise are held at least two years from the date of grant and one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current law, a capital gain will be taxed at a rate which may be less than the maximum rate of tax on ordinary income. If the two-year and one-year holding period requirements are not met (a "disqualifying disposition"), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term capital gain, depending upon whether the stock has been held for more than twelve months. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

     In general, if an optionee in exercising an option tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the tendered shares.

     As noted above, the exercise of an incentive stock option could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of "adjustment" for purposes of determining the alternative minimum tax that may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year.

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S 1997 EQUITY COMPENSATION PROGRAM.

Relationship With Independent Public Accountants

     Arthur Andersen LLP has been selected as the Company's independent accountants for 1999. Arthur Andersen LLP has served as the Company's independent accountants since Vestcom's incorporation in September 1996. Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

Other Matters

     At the time that this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the election of directors and the approval of the amendment to the Company's 1997 Equity Compensation Program would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

     If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than December 27, 1999 in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting, and by March 12, 2000 in order for the proposal to be considered at next year's Annual Meeting (but not included in the Proxy Statement for such meeting).


                                          By
                                          Order of the Board of Directors



                                          /s/ Sheryl Bernstein Cilenti
                                          ----------------------------
                                          Sheryl Bernstein Cilenti, Secretary

Dated: April 27, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

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